Exhibit 99.1

Ocean Power Technologies Awarded Contract with Department of Homeland Security Science and Technology Directorate on Maritime Domain Awareness – Sensors (MDA-S) Initiative

MONROE TOWNSHIP, N.J., October 5, 2022 – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine data, power, and consulting service solutions, has been selected for a $529,025 procurement by Amentum Services. OPT was awarded the procurement to assist Amentum in providing the Department of Defense (DoD) Information Analysis Center (IAC) with land, air, space, and port & coastal surveillance services in support of the U.S. Department of Homeland Security (DHS) Science & Technology Directorate (S&T).

OPT’s efforts under the Subcontract will include providing scientific hardware delivery, training, and integration services for DHS S&T Port and Coastal Surveillance (P&CS) projects. The P&CS project seeks to identify and integrate sensors and systems and share data suitable for the full spectrum of maritime operations. OPT will provide the required hardware, hardware deployment support, software, software deployment support, integration services, surveillance and telemetry data, and associated training in support of a PB3 PowerBuoy® equipped with OPT’s proprietary Maritime Domain Awareness solution. The Maritime Domain Awareness Solution is deployed in support of security efforts to detect illegal, unreported, and unregulated (IUU) fishing, dark vessels, and human/drug trafficking in operation 24/7/365.

(IMAGE: OPT’s PB3 PowerBuoy® equipped with proprietary Maritime Domain Awareness solution.)

“We at OPT are proud to support DHS’s mission to help secure the nation’s coastlines” said Philipp Stratmann, President and Chief Executive Officer of OPT. “Ocean security is national security. We believe OPT’s systems are well suited for long term maritime domain awareness deployments and have little to no adverse impact on the environment. DHS has thousands of miles of coastline to protect, and needs to develop detailed, sustainable information sources to execute on its mission to protect our country. Along with our partner, Amentum, we look forward to delivering new technology to DHS to help it achieve these goals.”

About the DoD IAC Program:

The DoD IAC, sponsored by the Defense Technical Information Center, provides technical data management and research support for DoD and federal government users. Established in 1946, the IAC program serves the DoD science & technology (S&T) and acquisition communities to drive innovation and technological developments by enhancing collaboration through integrated scientific and technical information development and dissemination for the DoD and broader S&T community.

About Ocean Power Technologies:

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

Disclaimer: This material is based upon work supported by the DoD Information Analysis Center Program (DoD IAC), sponsored by the Defense Technical Information Center (DTIC) under Contract No. FA807518D0014/FA807520F0084.

Approved for Public Release, Distribution Unlimited: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the DoD.